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                                                                EXHIBIT 5.3




                   [LETTERHEAD OF RICHARDS, LAYTON & FINGER]


                              December 17, 1996


First Tennessee Capital I
c/o First Tennessee National Corporation
165 Madison Avenue
Memphis, Tennessee 38103

        Re: First Tennessee Capital I

Ladies and Gentlemen:

        We have acted as special Delaware counsel for First Tennessee National Corporation, a Tennessee corporation (the "Company") and first Tennessee Capital I, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

        For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

        (a) The Certificate of Trust of the Trust, dated as of December 6, 1996 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on December 6, 1996;

        (b) The Trust Agreement of the Trust, dated as of December 6, 1996, among the Company, as depositor, and Elbert L. Thomas, Jr., Teresa A. Fehrman and The Bank of New York (Delaware), as trustees;

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First Tennessee Capital I
December 17, 1966
Page 2

        (c) The registration statement (the "Initial Registration Statement") on Form S-3 (Registration No. 333-17457), filed by the Company, the Trust and the other registrants listed therein with the Securities and Exchange Commission (the "SEC") on December 9, 1996, as amended by amendment No. 1 to the Initial Registration Statement, filed by the Company, the Trust and the other registrants listed therein with the SEC on December 16, 1996 ("Amendment No. 1"), and by Amendment No. 2 to the Initial Registration Statement, including a related preliminary prospectus, as supplemented by a preliminary prospectus supplement (as supplemented, the "Prospectus"), relating to the Preferred Securities of the Trust representing beneficial ownership interests in the Trust (each, a "Preferred Security" and collectively, the "Preferred Securities"), to be filed by the Company, the Trust and the other registrants listed therein with the SEC on or about December 17, 1996 ("Amendment No. 2") (the Initial Registration Statement, as amended by Amendment No. 1 and by Amendment No. 2, is hereinafter referred to as the "Registration Statement");

        (d) A form of Amended and Restated Trust Agreement of the Trust, to be entered into among the Company, as depositor, the trustees of the Trust named therein, and the holders, from time to time, of beneficial ownership interests in the Trust, attached as an exhibit to the Prospectus (the "Trust
Agreement"); and

        (e) A Certificate of Good Standing for the Trust, dated December 17, 1996, obtained from the Secretary of State.

        Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

        For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

        With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

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First Tennessee Capital I
December 17, 1996
Page 3


        For purposes of this opinion, we have assumed (i) that the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Trust Agreement and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us,
(iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Preferred Security is to be issued by the Trust (collectively, the "Preferred Security Holders") of a Preferred Securities Certificate for such Preferred Security and the payment for the Preferred Security acquired by it, in accordance with the Trust Agreement and the Registration Statement, and
(vii) that the Preferred Securities are issued and sold to the Preferred Security Holders in accordance with the Trust Agreement and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

        This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

        Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

        1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C.
Section 3801, et seq.

        2. When issued and sold, the Preferred Securities will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.
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First Tennessee Capital I
December 17, 1996
Page 4


        3. The Preferred Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the Trust Agreement.

        We consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Validity of Securities" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.


                                        Very truly yours,

                                        RICHARDS, LAYTON & FINGER